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                                                                     EXHIBIT 3.2


                           CERTIFICATE OF AMENDMENT OF
                      RESTATED ARTICLES OF INCORPORATION OF
                             3Dfx INTERACTIVE, INC.


        The undersigned, L. Gregory Ballard and Gary P. Martin, hereby certify that:

        1. They are the President and Secretary, respectively, of 3Dfx Interactive, Inc., a California corporation.

        2. So much of Article III of the Restated Articles of Incorporation of this corporation which currently reads as follows:

        "The total number of shares of all classes of stock which the Corporation is authorized to issue is 64,633,333, consisting of 50,000,000 shares of Common Stock, no par value, and 14,633,333 shares of Preferred Stock, no par value. The Preferred Stock consists of three series, of which 5,600,000 shares have been designated as Series A Preferred Stock (the "Series A Preferred Stock"), 5,700,000 shares have been designated as Series B Preferred Stock (the "Series B Preferred Stock") and of which 3,333,333 have been designated as Series C Preferred Stock (the "Series C Preferred Stock")."

is hereby amended to read in its entirety as follows:

               "The total number of shares of all classes of stock which the Corporation is authorized to issue is 57,269,018, consisting of 50,000,000 shares of Common Stock, no par value, and 7,269,018 shares of Preferred Stock, no par value. The Preferred Stock consists of three series, of which 2,794,742 shares have been designated as Series A Preferred Stock (the "Series A Preferred Stock"), 2,818,412 shares have been designated as Series B Preferred Stock (the "Series B Preferred Stock") and of which 1,655,864 have been designated as Series C Preferred Stock (the "Series C Preferred Stock").

               Upon the filing of this Certificate of Amendment, each outstanding share of Common Stock shall be combined into .5 of a share of Common Stock and each outstanding share of Preferred Stock of this corporation shall be combined into .5 of a share of Preferred Stock. No fractional shares will be issued upon such reverse stock split; any fractional shares will be rounded to the nearest whole share."

        3. Section 1.1 of Article III of the Restated Articles of Incorporation of the corporation shall be amended to read in its entirety as follows:

               1.1 Dividend Rights. The holders of the Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available therefor, dividends at an annual rate of $.20 per share of Series A Preferred Stock (the "Series A Dividend Rate"), $.44 per share of Series B Preferred Stock (the "Series B Dividend Rate") and



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        $.75 per share of Series C Preferred Stock (the "Series C Dividend
        Rate") payable in preference and priority to any payment of any dividend on Common Stock of the Corporation. Such dividends shall not be cumulative and no right to such dividends shall accrue to holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock unless declared by the Board of Directors.

               Without limiting the foregoing, no distribution shall be made in respect of the Common Stock unless the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall receive a proportionate share of any such distribution as though the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock were the holders of the number of shares of Common Stock of the Corporation into which such shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are then convertible.

        4. Section 2(a) of Article III of the Restated Articles of Incorporation of the corporation shall be amended to read in its entirety as follows:

               "(a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, distributions to the shareholders of the Corporation shall be made in the following manner:

                      (i) Each series of Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Common Stock by reason of their ownership thereof, an amount per share as may be fixed for such series (the "Preferential Amount"). The Preferential Amount shall be $2.00 for each share of Series A Preferred Stock, $4.40 for each share of Series B Preferred Stock and $7.50 for each share of Series C Preferred Stock, adjusted for any stock split, combination, consolidation, or stock distributions or stock dividends with respect to such shares, plus an amount equal to all declared but unpaid dividends on the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock as provided in Section 1 above. If the assets and funds thus distributed among the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid Preferential Amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series A Preferred Stock, Seried B Preferred Stock and Series C Preferred Stock in proportion to the respective Preferential Amounts which each such holder is entitled to receive pursuant to this
        Section 2(a)(i).

                      (ii) After payment has been made to the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of the full amounts to which they shall be entitled as set forth in Section 2(a)(i) above, then the holders of the Common Stock shall be entitled to receive an amount per share equal to (as such amount shall be adjusted to reflect subdivisions and combinations of shares and stock dividends), $.20 with respect to each outstanding share of Common Stock, plus an amount equal to all declared and unpaid dividends


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        with respect to such share. If the assets and funds legally available for distribution among the holders of Common Stock shall be insufficient to permit the payment to such holders of the full preferential amount, then such assets and funds shall be distributed ratably among the holders of Common Stock in proportion to the total preferential amount which each such holder is entitled to receive pursuant to this Section 2(a)(ii).

               (iii) Any assets remaining after the distributions pursuant to Sections 2(a)(i) and (ii) shall be distributed on a pro rata basis to the holders of Common Stock and Preferred Stock based on the number of shares (assuming conversion of each holder's shares of Preferred Stock into the number of shares of Common Stock into which such holder's Preferred Stock is then convertible, as adjusted from time to time pursuant to Section 4 hereof) then held by each holder of Common Stock and Preferred Stock."

        5. So much of Section 3(b) of Article III of the Restated Articles of Incorporation of this corporation which currently reads as follows:

               "(b) Board of Directors. The authorized number of directors shall be set forth in the Bylaws of the Corporation and may be increased or decreased by an amendment to such Bylaws in accordance with their provisions. As long as there are at least 2,000,000 shares of Preferred Stock issued and outstanding, of the authorized number of members of the Corporation's Board of Directors:"

is hereby amended to read in its entirety as follows:

               "(b) Board of Directors. The authorized number of directors shall be set forth in the Bylaws of the Corporation and may be increased or decreased by an amendment to such Bylaws in accordance with their provisions. As long as there are at least 1,000,000 shares of Preferred Stock issued and outstanding, of the authorized number of members of the Corporation's Board of Directors:"

        6. Section 4(a) of Article III of the Restated Articles of Incorporation of the cororation shall be amended to read in its entirety as follows:

        "(a)   Right to Convert.

               (i) Optional Conversion. Each share of Preferred Stock shall be convertible at the option of the holder thereof at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined in the case of the Series A Preferred Stock, by dividing $2.00 by the Series A Conversion Price at the time in effect, as is determined in the case of the Series B Preferred Stock, by dividing $4.40 by the Series B Conversion Price at the time in effect and as is determined in the case of the Series C Preferred Stock, by dividing $7.50 by the Series C Conversion Price at the time in effect. As of the effective date of these



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        Restated Articles of Incorporation, the Series A Conversion Price shall be $2.00, the Series B Conversion Price shall be $4.40 and the Series C Conversion Price shall be $7.50. Such initial Series A Conversion Price, Series B Conversion Price and Series C Conversion Price shall be subject to adjustment as set forth below.

                      (ii) Series A Preferred Stock. Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the Series A Conversion Price then in effect upon the earlier of the affirmative vote of holders of 66 2/3 percent of the Series A Preferred, the date on which fewer than 25,000 shares of Series A Preferred Stock (appropriately adjusted for any stock splits, combinations, consolidations, or stock distributions or dividends with respect to such shares) remain outstanding or the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public with an aggregate offering price to the public of not less than $15,000,000.

                      (iii) Series B Preferred Stock. Each share of Series B Preferred Stock shall automatically be converted into shares of Common Stock at the Series B Conversion Price then in effect upon the earlier of the affirmative vote of holders of 66 2/3 percent of the Series B Preferred the date on which fewer than 25,000 shares of Series B Preferred Stock (appropriately adjusted for any stock splits, combinations, consolidations, or stock distributions or dividends with respect to such shares) remain outstanding or the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public with an aggregate offering price to the public of not less than $15,000,000.

                      (iv) Series C Preferred Stock. Each share of Series C Preferred Stock shall automatically be converted into shares of Common Stock at the Series C Conversion Price then in effect upon the earlier of the affirmative vote of holders of 66 2/3 percent of the Series C Preferred the date on which fewer than 25,000 shares of Series C Preferred Stock (appropriately adjusted for any stock splits, combinations, consolidations, or stock distributions or dividends with respect to such shares) remain outstanding or the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public with an aggregate offering price to the public of not less than $15,000,000.

                      (v) In the event of the automatic conversion of the Series A, Series B or Series C Preferred Stock as set forth in Sections 4
        (a)(ii)(3), 4(a)(iii)(3) and 4(a)(iv)(3) above, the per son(s) entitled to receive the Common Stock issuable upon such conversion shall not be deemed to have converted such shares until immediately prior to the closing of such sale of securities causing the conversion, at which time the Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares



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        of Common Stock issuable upon such conversion unless certificates evidencing such shares of the Preferred Stock being converted are either delivered to the Corporation or its transfer agent, as hereinafter provided, or the holder notifies the Corporation or its transfer agent, as hereinafter provided, that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith. Upon the automatic conversion of the Preferred Stock, the holders of the Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or of any transfer agent for the Preferred Stock. Thereupon, there shall be issued and delivered to such holder, promptly at such office and in his name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of the Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred.

                      (vi) Upon conversion of the Preferred Stock, the Common Stock so issued shall be duly and validly issued, fully paid and nonassessable shares of the Corporation."

        7. Section 4(c)(i)(6)(B) of Article III of the Restated Articles of Incorporation of this corporation shall be amended to read in its entirety as follows:

               "(B) to officers, directors or employees of, or consultants to, the Corporation pursuant to a stock grant, stock option plan, stock purchase plan or other stock incentive agreement (collectively, the "Plans"), (collectively, the "Reserved Shares") up to an aggregate of 2,825,000 shares;"

        8. So much of Section 6(a) of Article III of the Restated Articles of Incorporation of this corporation which currently reads as follows:

               "(a) Series A Preferred Stock. In addition to any other rights provided by law and without limiting Section 6(d) below, so long as at least 50,000 shares of Series A Preferred Stock (as such number may be adjusted for stock splits, combinations, consolidations and stock distributions or dividends) shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock voting as a separate class (based on the number of shares of Common Stock into which each holder's Series A Preferred Stock is then convertible, as adjusted from time to time pursuant to Section 4 hereof):"

shall be amended to read in its entirety as follows:

               "(a) Series A Preferred Stock. In addition to any other rights provided by law and without limiting Section 6(d) below, so long as at least 25,000 shares of Series A Preferred Stock (as such number may be adjusted for stock splits, combinations, consolidations and stock distributions or dividends) shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of a majority of the outstanding shares of



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        Series A Preferred Stock voting as a separate class (based on the number of shares of Common Stock into which each holder's Series A Preferred Stock is then convertible, as adjusted from time to time pursuant to
        Section 4 hereof):"

        9. So much of Section 6(b) of Article III of the Restated Articles of Incorporation of this corporation which currently reads as follows:

               "(b) Series B Preferred Stock. In addition to any other rights provided by law and without limiting Section 6(d) below, so long as at least 50,000 shares of Series B Preferred Stock (as such number may be adjusted for stock splits, combinations, consolidations and stock distributions or dividends) shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series B Preferred Stock voting as a separate class (based on the number of shares of Common Stock into which each holder's Series B Preferred Stock is then convertible, as adjusted from time to time pursuant to Section 4 hereof):"

shall be amended to read in its entirety as follows:

               "(b) Series B Preferred Stock. In addition to any other rights provided by law and without limiting Section 6(d) below, so long as at least 25,000 shares of Series B Preferred Stock (as such number may be adjusted for stock splits, combinations, consolidations and stock distributions or dividends) shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series B Preferred Stock voting as a separate class (based on the number of shares of Common Stock into which each holder's Series B Preferred Stock is then convertible, as adjusted from time to time pursuant to Section 4 hereof):"

        10. So much of Section 6(c) of Article III of the Restated Articles of Incorporation of this corporation which currently reads as follows:

               "(c) Series C Preferred Stock. In addition to any other rights provided by law and without limiting Section 6(d) below, so long as at least 50,000 shares of Series C Preferred Stock (as such number may be adjusted for stock splits, combinations, consolidations and stock distributions or dividends) shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series C Preferred Stock voting as a separate class (based on the number of shares of Common Stock into which each holder's Series C Preferred Stock is then convertible, as adjusted from time to time pursuant to Section 4 hereof):"

shall be amended to read in its entirety as follows:

               "(c) Series C Preferred Stock. In addition to any other rights provided by law and without limiting Section 6(d) below, so long as at least 25,000 shares of Series C Preferred Stock


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        (as such number may be adjusted for stock splits, combinations, consolidations and stock distributions or dividends) shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series C Preferred Stock voting as a separate class (based on the number of shares of Common Stock into which each holder's Series C Preferred Stock is then convertible, as adjusted from time to time pursuant to Section 4 hereof):"

        11. The foregoing Certificate of Amendment of Restated Articles of Incorporation has been duly approved by the Board of Directors.

        12. The foregoing Certificate of Amendment of Restated Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 and 903 of the California Corporations Code. The authorized number of shares of Common Stock is 50,000,000, of which 3,995,269 shares are issued and outstanding. The authorized number of shares of Preferred Stock is 14,633,333, 5,600,000 shares have been designated as Series A Preferred Stock, 5,501,979 of which are issued and outstanding, 5,700,000 shares have been designated as Series B Preferred Stock, 5,300,000 of which are issued and outstanding, and 3,333,333 have been designated as Series C Preferred Stock, 3,241,718 of which are issued and outstanding. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the Common Stock and more than 50% of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, each voting as a separate class.

        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing Certificate are true and correct or our own knowledge.

Date:   May 20, 1997


                                       -----------------------------------------
                                       L. Gregory Ballard, President


                                       -----------------------------------------
                                       Gary P. Martin, Secretary



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